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                                                                    EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
SPSS Inc.:

We consent to the use of our report dated September 26, 1996, relating to the supplemental consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the related supplemental consolidated statements of income, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1995, included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

We consent to the use of our report dated February 21, 1996, except as to note 14, which is as of March 15, 1996, relating to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1995, included herein.

                                                        KPMG PEAT MARWICK LLP

Chicago, Illinois
October 31, 1996